Exhibit 10.13

[***] Certain information in this document has been omitted from this exhibit pursuant to Item 601(b) of Regulation S-K because it is both not material and is the type that the Registrant treats as private or confidential.

Collaboration and Option Agreement

Between

Iambic Therapeutics, Inc.

and

H. Lundbeck A/S

COLLABORATION AND OPTION AGREEMENT

This COLLABORATION AND OPTION AGREEMENT (the “Agreement”) is entered into as of September 23, 2024 (the “Effective Date”) between Iambic Therapeutics, Inc., a Delaware corporation, having its principal place of business at 5627 Oberlin Drive, Suite 120, San Diego, California 92121 (“Iambic”) and H. Lundbeck A/S, a Danish corporation, having its principal place of business at Ottiliavej 9, 2500 Valby, Denmark (“Lundbeck”). Lundbeck and Iambic each may be referred to herein individually as a “Party” or collectively as the “Parties.” All attached appendices, exhibits and schedules are a part of this Agreement.

RECITALS

WHEREAS, Iambic has created a proprietary artificial-intelligence-driven platform and demonstrated its use for small-molecule drug discovery (the “Platform”);

WHEREAS, Lundbeck has expertise with respect to the development and commercialization of pharmaceutical therapeutics for improving brain health; and

WHEREAS, the Parties desire to enter into this Agreement to design or optimize Compound Candidates that are Directed To a Target, all in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

The terms used in this Agreement with initial letters capitalized, whether used in the singular or the plural, will have the meanings set forth in below, or if not listed below, the meaning designated in places throughout the Agreement.

1.1.
“Accounting Standards” means, with respect to IFRS or GAAP, in each case as consistently applied by the applicable Party and its Affiliates.
1.2.
“Acquirer” means (a) a Third Party that merges or consolidates with or acquires a Party, or to which a Party transfers all or substantially all of its assets to which this Agreement pertains, and (b) any Affiliate of such Third Party described in (a) that is not an Affiliate of such Party at the time of such merger, consolidation, acquisition or transfer, as applicable.
1.3.
“Affiliate” means, with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person, for so long as such control exists. A Person will be deemed to control another Person if it (a) owns, directly or indirectly, more than 50% of the outstanding voting securities or capital stock (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such Person. Notwithstanding the foregoing, with respect to Lundbeck only, the term “Affiliate” shall only include Persons that are controlled by Lundbeck.
1.4.
“Alliance Manager” shall have the meaning set out in Section 2.3(a).
1.5.
“Alternative Target” shall have the meaning set out in Section 3.4(b).
1.6.
“Annual Net Sales” means, with respect to an Option Product aggregate worldwide Net Sales of such Option Product invoiced in a Calendar Year.
1.7.
“Applicable Law” means all laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign applicable to this transaction or the activities hereunder, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.
1.8.
“Assignment Negotiation Period” shall have the meaning set out in Section 5.9.
1.9.
“Audit Report” shall have the meaning set out in Section 7.11.
1.10.
“Background IP” shall have the meaning set out in Section 8.1(a).
1.11.
“Background Patent” means [***].
1.12.
“Bankruptcy Code” shall have the meaning set out in Section 5.8.
1.13.
“Business Day” means any day other than a Saturday or Sunday on which banking institutions in San Diego, California, U.S.A., and Copenhagen, Denmark are open for business.
1.14.
“Calendar Quarter” means a period of three (3) calendar months ending on March 31, June 30, September 30 or December 31; provided, however, that (a) the first Calendar Quarter of the Term shall begin on the Effective Date and extend until the end of such Calendar Quarter and (b) the last Calendar Quarter of the Term shall begin on the first day of such Calendar Quarter and end on the effective date of the expiration or termination of this Agreement.
1.15.
“Calendar Year” means a period of twelve (12) calendar months ending on December 31; provided, however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2024; and (b) the last Calendar Year of the Term shall begin on January 1 of the Calendar Year in which this Agreement expires or terminates and end on the effective date of expiration or termination of this Agreement.
1.16.
“CDA” shall have the meaning set out in Section 9.2.

1.17.
“Claims” shall have the meaning set out in Section 11.1.
1.18.
“Clinical Trial” means any study in which human subjects are dosed or treated with a pharmaceutical product, whether approved or investigational, including a Phase 1 Trial, Phase 2 Trial, Phase 3 Trial or post-approval clinical trial.
1.19.
“Collaboration Know-How” means any Know-How, whether or not patentable, that [***].
1.20.
“Collaboration Patent” means any Patent that [***].
1.21.
“Combination Product” means an Option Product that, in addition to containing an Option Compound as an active ingredient, also contains at least one other active pharmaceutical ingredient that is not an Option Compound.
1.22.
“Commercial License” shall have the meaning set out in Section 5.4.
1.23.
“Commercial Milestone Event” shall have the meaning set out in Section 7.5.
1.24.
“Commercial Milestone Payments” shall have the meaning set out in Section 7.5.
1.25.
“Commercialize,” “Commercialization” or “Commercializing” means any and all activities directed to marketing, promoting, distributing, importing, having imported, exporting, having exported, holding, transporting, selling or offering to sell a compound or product following receipt of Marketing Approval by a Regulatory Authority for the product in the applicable country, which activities may be conducted pre- or post-Marketing Approval, including studies reasonably required to increase the market potential of the product, launching the product in the applicable country, and Manufacture of the compound or product, or component thereof in support of such activities.
1.26.
“Commercially Reasonable Efforts” means, with respect to a Party and the activities under the Program or with respect to the Exploitation of an Option Product, that level of efforts and resources [***].
1.27.
“Competing Product” shall have the meaning set out in Section 4.1.
1.28.
“Compound Candidate” means a compound identified, discovered, generated or optimized by or on behalf of either Party pursuant to the Research Plan and which compound is Directed To the Target. Compound Candidates include Progressible Hit Candidates, Lead Generation Candidates and Development Candidates. With respect to the Initial Target, each Compound Candidate must be [***]. [***].
1.29.
“Compound-Specific Patent” shall mean [***].
1.30.
“Confidential Information” means any confidential or proprietary information or material, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed by or on behalf of the Party or its Affiliates disclosing such information (the “Disclosing Party”) or otherwise received or accessed by the Party receiving such information from the Disclosing Party (the “Receiving Party”) in the course of performing its obligations or exercising its rights under this Agreement, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof. Notwithstanding the foregoing, Collaboration Know-How and Collaboration Patents shall be deemed the Confidential Information of Iambic, and clause (d) below shall not apply thereto. “Confidential Information” does not include information or materials that:
(a)
was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates without use of or reference to the Disclosing Party’s Confidential Information, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates;
(b)
was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;
(c)
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or
(d)
was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.
1.31.
“Control” or “Controlled” means, with respect to a Party or an Affiliate or Sublicensee of such Party and intellectual property, information or other property right, possession by such respective Party, Affiliate or Sublicensee of the power and authority, arising by ownership or otherwise, of the right to grant a right or license to such intellectual property, information or other property right to the other Party in accordance with this Agreement, without breaching the terms of any agreement with a Third Party. Notwithstanding anything to the contrary under this Agreement, [***].
1.32.
“Cost Cap” shall have the meaning set out in Section 3.11.
1.33.
“Cover” means, with respect to a Patent and a product or Know-How, that, but for the rights granted to a Person under such Patent or ownership of such Patent, the making, using, importing, or selling of such product or such Know-How would infringe a Valid Claim included in such Patent, or in the case of a Patent that is a Patent application, would infringe a Valid Claim in such Patent application if it were issued.

1.34.
“Develop,” “Developing” or “Development” means discovery, research, characterization, or nonclinical, clinical, or regulatory filings and correspondence with respect to a compound or product to obtain Marketing Approval of such compound or product, including importing, having imported, exporting, having exported, holding and transporting such compound or product in connection with any such activities prior to receipt of Marketing Approval by the applicable Regulatory Authorities, and Manufacture of the compound or product, or any component thereof, in support of such activities.
1.35.
“Development Candidate” means a Lead Generation Candidate that satisfies the Development Candidate Criteria, as confirmed by the JSC in accordance with Section 2.1(c).
1.36.
“Development Candidate Criteria” means the criteria set forth in WP3 of the Research Plan, as may be amended from time to time by the JSC in accordance with Section 2.1(c).
1.37.
“Development Milestone Event” shall have the meaning set out in Section 7.4.
1.38.
“Development Milestone Payment” shall have the meaning set out in Section 7.4.
1.39.
“Directed To” means, with regard to a particular Target, that any compound, molecule or product [***].
1.40.
“Divestiture” means, with respect to a Competing Product: (a) the divestiture of such Competing Product through (i) an outright sale or assignment of all material rights in such Competing Product to a Third Party, (ii) an exclusive out-license to a Third Party of all Development and Commercialization rights with respect to such Competing Product, with no further material role, influence or authority of the applicable Party, directly or indirectly, with respect to such Competing Product or (iii) a combination of the transactions contemplated by the foregoing clauses (i) and (ii); or (b) the complete cessation of all Development and Commercialization activities with respect to such Competing Product. For clarity, subject to the preceding sentence, the right of the applicable Party to receive royalties, milestones or other payments in connection with an acquirer’s, assignee’s or licensee’s Development or Commercialization of a Competing Product pursuant to sub-section (a) above shall not, in and of itself, be deemed to disqualify the applicable sale, assignment or license from constituting such a Divestiture. When used as a verb, “Divest” and “Divested” means to cause or have caused a Divestiture.
1.41.
“EMA” means the European Medicines Agency or any successor agency thereto in the EU having substantially the same function.
1.42.
“Enforcing Party” shall have the meaning set out in Section 8.3(a)(iii).
1.43.
“Employees” shall have the meaning set out in Section 13.2.
1.44.
“EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto.

1.45.
“Exploit,” “Exploiting” or “Exploitation” means to Develop, Manufacture, have Manufactured, use, have used, Commercialize or otherwise exploit.
1.46.
“External FTE” means full-time equivalent (or any portion thereof) of an employee or other personnel of a Third Party vendor engaged by Iambic to conduct activities in connection with the Research Plan.
1.47.
“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.
1.48.
“FDA” means the U.S. Food and Drug Administration or any successor agency thereto in the U.S. having substantially the same function.
1.49.
“Field” means the treatment, diagnosis and prevention of diseases in humans and other animals.
1.50.
“Final Report” shall have the meaning set out in Section 3.10.
1.51.
“First Commercial Sale” means, with respect to an Option Product in a country, the first commercial sale in an arm’s-length transaction of such Option Product to a Third Party or governmental authority in such country after Marketing Approval of such Option Product has been granted, or such marketing and sale is otherwise permitted, by the Regulatory Authority of such country. Sales for early access programs, named patient, registration samples or compassionate use shall not constitute a First Commercial Sale. In addition, sales of an Option Product by and between Lundbeck and its Affiliates and Sublicensees for eventual resale to a Third Party shall not constitute a “First Commercial Sale.”
1.52.
“FTE Collar” shall have the meaning set out in Section 3.11.
1.53.
“FTE Costs” means an amount equal to the product of the FTE Rate and actual number of Iambic FTEs (or portions thereof) who performed work under Research Plan. For clarity, the cost of External FTEs shall not be FTE Costs but shall instead be charged as Out-of-Pocket Costs.
1.54.
“FTE Rate” means [***], subject to annual adjustment by Iambic to reflect an amount equal to the increase, if any, in the [***] for the applicable year.
1.55.
“GAAP” means U.S. generally accepted accounting principles consistently applied.
1.56.
“GDPR” shall have the meaning set out in Section 13.2.
1.57.
“Generic Product” means, with respect to a given Option Product and a given country in the Territory, any product sold by a Third Party in such country, other than as a Sublicensee of Lundbeck or any of its Affiliates under this Agreement, that [***].
1.58.
“Global Safety Database” shall have the meaning set out in Section 6.3.
1.59.
“Iambic Code” shall have the meaning set out in Section 10.2(d).

1.60.
“Iambic FTE” means full-time equivalent of an employee of Iambic or any of its Affiliates, based on [***] working hours in a Calendar Year.
1.61.
“IFRS” means the International Financial Reporting Standards, the set of accounting standards and interpretations and the framework in force on the Effective Date and adopted by the EU, as issued by the International Accounting Standards Board (IASB) and the International Financial Reporting Interpretations Committee (IFRS IC), as such accounting standards may be amended from time to time.
1.62.
“IND” means (a) any Investigational New Drug Application, as defined in the U.S. Federal Food, Drug and Cosmetics Act, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto; or (b) any comparable filing(s) outside the U.S. (such as a clinical trial authorization in the EU) necessary to commence a Clinical Trial, including any amendments thereto.
1.63.
“Indemnitee” shall have the meaning set out in Section 11.3.
1.64.
“Infringement Action” shall have the meaning set out in Section 8.3(a)(ii)(A).
1.65.
“Initial Target” means [***]. The Initial Target may be amended in accordance with Section 3.4(a).
1.66.
“Initiation” or “Initiate” means, with respect to an Option Product, the first dosing of the first human subject or patient in a Clinical Trial.
1.67.
“JSC” shall have the meaning set out in Section 2.1(a).
1.68.
“JSC Chair” shall have the meaning set out in Section 2.1(a).
1.69.
“Know-How” means inventions, technical information, know-how and materials, including technology, data, compositions, formulae, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, trade secrets, skill and experience, in each case whether or not patentable or copyrightable.
1.70.
“Lead Generation Candidate” means a Progressible Hit Candidate that satisfies the Lead Generation Candidate Criteria, as confirmed by the JSC in accordance with Section 2.1(c).
1.71.
“Lead Generation Candidate Criteria” means the criteria set forth in WP2 of the Research Plan, as may be amended from time to time by the JSC in accordance with Section 2.1(c).
1.72.
“Licensed Background IP” shall have the meaning set out in Section 5.4.
1.73.
“Losses” shall have the meaning set out in Section 11.1.
1.74.
“Lundbeck Reversion IP” means any Know-How or Patents that [***].

1.75.
“Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store a compound or product or any component thereof.
1.76.
“Marketing Approval” means approval of a Marketing Approval Application by the applicable Regulatory Authority.
1.77.
“Marketing Approval Application” means: (a) a New Drug Application (as more fully defined in 21 CFR 314.5, et seq.) filed with the FDA, or any successor application thereto in the U.S. (“NDA”); (b) an application for authorization to market or sell a pharmaceutical product submitted to a Regulatory Authority in any country or jurisdiction other than the U.S., including, with respect to the EU, a marketing authorization application filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in the European Economic Area with respect to the decentralized procedure, mutual recognition or any national approval procedure (“MAA”); (c) with respect to any product for which an NDA or MAA has been approved by the applicable Regulatory Authority, an application to supplement or amend such NDA or MAA to expand the approved label for such pharmaceutical product to include use of such pharmaceutical product for an additional indication; or (d) any application with Regulatory Authorities outside of the U.S. and EU or European Economic Area that corresponds to any of the applications described in (a)-(c) above; and in each case including supplements and amendments to any of the applications described in (a)-(d) above.
1.78.
“Materials” shall have the meaning set out in Section 3.8(a).
1.79.
“ML Platform Technology” means (a) any and all public and non-public machine learning capabilities, foundational models, task models, databases and software owned or controlled by Iambic, including as part of the Platform, and (b) any Know-How or Patents claiming or covering the foregoing in clause (a) that is not specific to any Option Compounds or Option Products.
1.80.
“Negotiation Notice Period” shall have the meaning set out in Section 5.9.
1.81.
“Net Sales” means, with respect to any Option Product, the gross amount billed or invoiced by or on behalf [***]:

[***]

1.82.
“Non-Enforcing Party” shall have the meaning set out in Section 8.3(a)(iv).
1.83.
“Option” shall have the meaning set out in Section 5.2.
1.84.
“Option Assets” means the Option Technology and the Option Compounds.
1.85.
“Option Compound” means the Development Candidate(s) with respect to which Lundbeck exercises the Option (each, an “Optioned DC”), together with [***].

1.86.
“Option Compound Patents” means, with respect to an Option Compound, the Patents included in Option Patents, that [***].
1.87.
“Option Exercise Date” shall have the meaning set out in Section 5.2.
1.88.
“Option Exercise Fee” shall have the meaning set out in Section 7.3.
1.89.
“Option Know-How” means the Collaboration Know-How Controlled by Iambic or its Affiliates that is [***].
1.90.
“Option Notice” shall have the meaning set out in Section 5.2.
1.91.
“Option Patents” means any and all Collaboration Patents Controlled by Iambic or its Affiliates [***].
1.92.
“Option Period” shall have the meaning set out in Section 5.2.
1.93.
“Option Product” means any product containing an Option Compound.
1.94.
“Option Technology” means the Option Patents and Option Know-How.
1.95.
“Out-of-Pocket Costs” means all necessary and reasonable amounts paid by Iambic or its Affiliates to Third Party vendors, contractors or consultants for services or materials provided in or for the performance of the Research Plan, including the costs of External FTEs.
1.96.
“Patent” means a (a) patent, patent application and similar government-issued right protecting an invention in any country or jurisdiction however denominated, (b) any priority application, divisional, continuation, substitution, continuation-in-part of and similar application claiming priority to or sharing priority with any of the foregoing, and (c) any patent and similar government-issued right protecting an invention issuing on any of the foregoing applications, together with any registration, reissue, renewal, re-examination, confirmation, supplementary protection certificate, and extension of any of (a), (b) or (c).
1.97.
“Patent Challenge” shall have the meaning set out in Section 12.2(c).
1.98.
“Person” means any entity or individual.
1.99.
“Phase 1 Trial” means a human clinical trial as described in 21 CFR § 312.21(a), as amended (or its successor regulation), or a similar clinical study prescribed by a Regulatory Authority in a country or jurisdiction other than the United States.
1.100.
“Phase 2 Trial” means a human clinical trial as described in 21 CFR § 312.21(b), as amended (or its successor regulation), or a similar clinical study prescribed by a Regulatory Authority in a country or jurisdiction other than the United States.

1.101.
“Phase 3 Trial” means a human clinical trial as described in 21 CFR § 312.21(c), as amended (or its successor regulation), or a similar clinical study prescribed by a Regulatory Authority in a country or jurisdiction other than the United States.
1.102.
“Platform Patent” means any Patent Controlled by Iambic or its Affiliates [***].
1.103.
“Product Infringement” shall have the meaning set out in Section 8.3(a)(i).
1.104.
“Program” shall have the meaning set out in Section 3.1.
1.105.
“Program Completion” means the date on which Iambic [***].
1.106.
“Progress Reports” shall have the meaning set out in Section 3.10.
1.107.
“Progressible Hit Candidate” means a Compound Candidate that satisfies the Progressible Hit Candidate Criteria, as confirmed by the JSC in accordance with Section 2.1(c).
1.108.
“Progressible Hit Candidate Criteria” means the criteria set forth in WP1 of the Research Plan, as may be amended from time to time by the JSC in accordance with Section 2.1(c).
1.109.
“Prosecute and Maintain” or “Prosecution and Maintenance” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling reexaminations, reissues and requests for patent term extensions with respect to such Patent, including but not limited to the U.S. Drug Price Competition and Patent Term Restoration Act, supplemental protection certificates or their equivalents, and patent term extensions, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent. For clarity, “Prosecute and Maintain” and “Prosecution and Maintenance” will not include any other enforcement actions taken with respect to a Patent.
1.110.
“Regulatory Approval” means the approvals from Regulatory Authorities that are necessary for the Development, Manufacture, or Commercialization of a product for one or more uses in a country or regulatory jurisdiction, including any pricing and reimbursement approvals, approvals of any INDs, or Marketing Approvals, and all amendments and supplements to any of the foregoing.
1.111.
“Regulatory Authority” means any governmental authority, including the FDA or EMA, that has responsibility for regulating or otherwise exercising authority with respect to the Exploitation of a pharmaceutical product in any country.
1.112.
“Regulatory Exclusivity” means any exclusive marketing rights or data protection or other exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product that [***].

1.113.
“Regulatory Materials” means regulatory applications, submissions, notifications, registrations, or other filings or correspondence made to or with a Regulatory Authority that are necessary or reasonably desirable (or were otherwise made) in order to Develop, Manufacture, or Commercialize an Option Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs and Marketing Approval Applications (as applications, but not the approvals with respect thereto) and all correspondence with Regulatory Authorities pertaining to such applications.
1.114.
“Research Milestone Events” shall have the meaning set out in Section 7.2(b).
1.115.
“Research Milestone Payments” shall have the meaning set out in Section 7.2(b).
1.116.
“Research Plan” shall have the meaning set out in Section 3.2.
1.117.
“Research Term” shall have the meaning set out in Section 3.5.
1.118.
“Results” means all data, results, findings, analyses and observations that are [***].
1.119.
“Reversion Compound” means [***].
1.120.
“Reversion Product” means [***].
1.121.
“Royalty Term” shall have the meaning set out in Section 7.7.
1.122.
“RS” shall have the meaning set out in Section 2.2.
1.123.
“RS Co-Chair” shall have the meaning set out in Section 2.2.
1.124.
“Segregate” means, with respect to a Competing Product, to [***].
1.125.
“Senior Representatives” shall have the meaning set out in Section 13.1(a).
1.126.
“Series” means a series of small molecules [***].
1.127.
“Sublicense” means a sublicense under the Commercial License to Exploit an Option Product that is granted by Lundbeck, its Affiliate or Sublicensee.
1.128.
“Sublicensee” shall have the meaning set out in Section 5.5(a).
1.129.
“Success Criteria” means the Progressible Hit Candidate Criteria, Lead Generation Candidate Criteria and Development Candidate Criteria.
1.130.
“Target” means [***].
1.131.
“Term” shall have the meaning set out in Section 12.1.
1.132.
“Territory” means worldwide.
1.133.
“Third Party” means a Person other than the Parties or their respective Affiliates.

1.134.
“Trademarks” means trademarks, service marks, trade dress, logos, slogans, domain names, URLs, trade names, service names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, and combinations thereof, and all common law rights, registrations and applications for registration or renewals of the foregoing and all goodwill associated therewith.
1.135.
“Transition Plan” shall have the meaning set out in Section 5.7(a).
1.136.
“U.S.” means the United States of America, including its territories and possessions.
1.137.
“$” means legal tender in the U.S.
1.138.
“Valid Claim” means a claim (a) of any issued, unexpired Patent, which has not, in the country of issuance, been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any Patent application, which has not, in the country in question, been cancelled, withdrawn, abandoned nor been pending for more than [***], not including in calculating such [***] period of time in which such application is in interference or opposition or similar proceedings or time in which a decision of an examiner is being appealed. Notwithstanding the foregoing, on a country-by-country basis, a Patent application pending for more than [***] will not be considered to have any Valid Claim for purposes of this Agreement unless and until a Patent meeting the criteria set forth in clause (a) above with respect to such Patent application issues.
1.139.
“VAT” shall have the meaning set out in Section 7.12(c).
1.140.
“WP” shall have the meaning set out in Section 3.2. The related terms “WPs”, “WP1”, “WP2”, and “WP3” shall have the meanings set out in the same provision.
1.141.
“WP Extension Periods” shall have the meaning set out in Section 3.3(b).
1.142.
“WP1 Extension Period” shall have the meaning set out in Section 3.3(a).
1.143.
“WP2 Extension Period” shall have the meaning set out in Section 3.3(b).

ARTICLE 2.

GOVERNANCE

2.1.
Joint Steering Committee
(a)
Formation and Composition. The Parties will establish a joint steering committee (“JSC”) within thirty (30) days after the Effective Date. The JSC will consist of two employee representatives appointed by Lundbeck and two employee representatives appointed by Iambic, each appropriate for the tasks then being undertaken and the stage of research, in terms of their seniority, function in their respective organizations (including decision-making authority), training and experience. Each Party may change its representatives to the JSC from time to time in its sole discretion, effective upon notice to the other Party of such change. Each Party will designate at least one of its two representatives who is empowered by such Party to make decisions related to the performance of such Party’s obligations under this Agreement. Additional representative(s) or consultant(s) may from time to time, by mutual consent of the Parties, be invited to attend JSC meetings. One of the Iambic representatives on the JSC shall be designated as the JSC chair (the “JSC Chair”). The JSC Chair shall be responsible for calling meetings of the JSC, circulating agendas and performing administrative tasks required to assure efficient operation of the JSC but shall not have any extra or additional vote. Each Party will be responsible for the costs of its own employees or consultants attending JSC meetings.
(b)
Meetings. During the Research Term, the JSC will meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than [***], by means of videoconference or other similar communications solutions. Alternatively, the JSC may meet in person with the location for such meetings alternating between Lundbeck and Iambic facilities (or such other location as may be determined by the JSC). The JSC will confer regarding the status of the activities for the Program, review relevant data, consider and advise on any technical issues that arise, consider issues of priority, and review and advise on any economic matters relating to the Program which may be referred to the JSC.
(c)
Role of the JSC. Without limiting any of the foregoing, the JSC will perform the following functions in accordance with this Agreement:
(i)
review and approve any amendment to the Research Plan, including with respect to any proposed changes to the Cost Cap or the FTE Collar;
(ii)
review and discuss Development activities conducted, and data and results generated, under the Program;
(iii)
review and amend Success Criteria and evaluate and confirm if the applicable Success Criteria for Progressible Hit Candidates, Lead Generation Candidates and Development Candidates have been achieved, so as to permit the Parties to commence the next phase under the Research Plan, or to trigger the Option Period, as applicable;

(iv)
address issues arising in the performance of the Research Plan, including with respect to technical issues relating to the Initial Target or invoicing disputes regarding Out-of-Pocket Costs;
(v)
perform any other activity expressly allocated to the JSC under this Agreement (including as stated in the Research Plan); and
(vi)
as determined necessary or useful by the JSC, establish subcommittees and other working groups that will report to the JSC, having equivalent functional counterparts from each Party, to further the objectives of the Program, including the RS, as described further in Section 2.2 below.
(d)
JSC Decision-Making
(i)
Decisions within the decision-making authority of the JSC will be made by unanimous agreement, with each Party’s representatives having, collectively, one vote. At any given meeting of the JSC, a quorum will be deemed reached if a voting representative of each Party is present or participating in such meeting. No action taken at any meeting of the JSC will be effective unless there is a quorum at such meeting. Unless otherwise specified in this Agreement, no action will be taken with respect to a matter for which the JSC has not reached unanimous agreement.
(ii)
The JSC will endeavor in good faith to reach unanimous agreement on all decisions; however, if the JSC cannot unanimously agree on a matter to be decided by it within [***], then the matter may be referred to the Senior Representatives for resolution as set forth in Section 13.1(a). If the Senior Representatives cannot reach agreement, then [***].
(iii)
Notwithstanding anything to the contrary in this Agreement, [***].
(e)
Term of the JSC. The JSC will be dissolved upon the earliest of (i) [***], or (ii) the mutual written agreement of the Parties.
2.2.
Research Subcommittee. Within thirty (30) days after the establishment of the JSC, the JSC shall establish a research subcommittee (“RS”), which shall be responsible for overseeing and coordinating the conduct of the Research Plan, and performing such other functions as may be allocated to it by the JSC. The RS shall be composed of up to three (3) employee representatives designated by each of Iambic and Lundbeck (though the Parties need not have the same number of representatives on the RS), each appropriate for the tasks then being undertaken and the stage of research, in terms of their seniority, function in their respective organizations (including decision-making authority), training and experience. For the RS, each Party shall designate one of its representatives as its primary contact for RS matters (such Party’s “RS Co-Chair”). Subject to the foregoing, each Party may replace any or all of its RS representatives (and designated RS Co-Chair) at any time by informing the other Party in advance, in writing (which may be by email). The RS shall meet at least once every two weeks, or as otherwise agreed to by the Parties, and shall meet at such other times as deemed appropriate by the RS. Additional representative(s) or consultant(s) may from time to time, by mutual consent of the Parties, be invited to attend RS meetings. Unless otherwise agreed by the Parties, the RS shall meet and operate during the period commencing upon its formation and lasting until the earliest of (i) expiration or termination of the Research Term and the Option Period or (ii) the mutual written agreement of the Parties. Thereafter, the RS shall cease operations and perform no further functions under this Agreement.
2.3.
Alliance Managers
(a)
Appointment. Promptly after the Effective Date, each Party will appoint a representative to act as its alliance manager (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time upon written notice to the other Party.
(b)
Responsibilities. The Alliance Manager will endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information, in each case with respect to the Program and the Exploitation of Option Products, and may serve as a primary point of contact for any matters arising under this Agreement. The Alliance Managers will have the right to attend all JSC meetings as non-voting participants and may bring to the attention of the JSC any matters or issues either of them reasonably believes should be discussed and will have such other responsibilities as the Parties may mutually agree in writing. Without limiting the generality of the foregoing, each Alliance Manager will:
(i)
Subject to Section 13.1, seek to identify and bring disputes and issues that may result in disputes to the attention of the JSC (within the scope of its responsibilities and for so long as it exists) or of the other Party’s Alliance Manager in a timely manner, and function as the point of first referral in all matters of conflict resolution;
(ii)
provide a primary point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties;
(iii)
plan and coordinate cooperative efforts, internal communications and external communications between the Parties with respect to this Agreement; and
(iv)
take responsibility for ensuring that meetings and the production of meeting agendas and minutes occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

ARTICLE 3.

PROGRAM

3.1.
Program Overview. During the Research Term, Iambic and Lundbeck will collaborate to Develop Compound Candidates Directed To the Target in accordance with the Research Plan (the “Program”). Each Party shall (a) use Commercially Reasonable Efforts to conduct all Program activities allocated to such Party in the Research Plan in accordance with the timelines set out therein; and (b) execute and perform, or cause to be performed, such Program activities in a good scientific manner and in compliance with GRP, GLP, GCP, GMP and all Applicable Laws.
3.2.
Research Plan. The initial Research Plan is attached hereto as Exhibit 3.2 (the “Research Plan”). The Research Plan is divided up into three distinct work packages: work package 1 (“WP1”), work package 2 (“WP2”) and work package 3 (“WP3”), as set forth in further detail in the Research Plan (WP1, WP2 and WP3, collectively, the “WPs”, and individually a “WP”).
3.3.
Selection Process and Program Progression.
(a)
Selection of Progressible Hit Candidates; Continuation of WP1 Activities. Within [***] following the receipt of the Final Report for WP1, the JSC will evaluate Compound Candidates recommended by the Parties, using the applicable Progressible Hit Candidate Criteria to determine which Compound Candidates meet such criteria and should be nominated as Progressible Hit Candidates. In selecting Compound Candidates for nomination as Progressible Hit Candidates, the JSC may consider partial fulfillment of certain Progressible Hit Candidate Criteria as being sufficient to proceed to WP2, provided that substantial progress has been made. For clarity, WP2 shall commence upon the earlier of (a) nomination by the JSC of one or more Progressible Hit Candidate(s) or (b) other determination by the JSC to commence WP2 Development activities. In the event that WP2 commences, Lundbeck may request that Iambic continue conducting any remaining Development activities with respect to WP1, subject to reimbursement of the associated costs by Lundbeck, and Iambic shall grant any such request, [***] (the “WP1 Extension Period”). Upon the conclusion of such remaining WP1 Development activities (if any), Iambic will provide the JSC with a supplemental Progress Report summarizing the results of such additional activities, and the JSC will evaluate such Progress Report within [***] days thereafter to determine [***].
(b)
Selection of Lead Generation Candidates; Continuation of WP2 Activities. Within [***], the JSC will evaluate Progressible Hit Candidates recommended by the Parties, using the applicable Lead Generation Candidate Criteria to determine which Progressible Hit Candidates meet such criteria and should be nominated as Lead Generation Candidates. In selecting Progressible Hit Candidates for nomination as Lead Generation Candidates, the JSC may consider partial fulfillment of certain Lead Generation Candidate Criteria as being sufficient to proceed to WP2, provided that substantial progress has been made. Any such nomination shall still be deemed selection of a Lead Generation Candidate for purposes of this Agreement, including Section 7.2(a). For clarity, WP3 shall commence upon the earlier of (a) nomination by the JSC of one or more Lead Generation Candidate(s) or (b) other determination by the JSC to commence WP3 Development activities. In the event that WP3 commences, Lundbeck may request that Iambic continue conducting any remaining Development activities with respect to WP2, subject to reimbursement of the associated costs by Lundbeck, and Iambic shall grant any such request, [***] (the “WP2 Extension Period” and, together with the WP1 Extension Period, the “WP Extension Periods”). Upon the conclusion of such remaining WP2 Development activities (if any), Iambic will provide the JSC with a supplemental Progress Report summarizing the results of such additional activities, and the JSC will evaluate such Progress Report within [***].
(c)
Selection of Development Candidates. Within [***], the JSC will evaluate Lead Generation Candidates recommended by the Parties using the applicable Development Candidate Criteria to determine which Lead Generation Candidate meet such criteria and should be nominated as Development Candidates. In determining which Lead Generation Candidates should be nominated as Development Candidates, the JSC may consider partial fulfillment of certain Development Candidate Criteria as being sufficient, provided that substantial progress has been made. Any such nomination shall still be deemed selection of a Development Candidate for purposes of this Agreement, including Section 7.2(b).
3.4.
Changes to the Target.
(a)
Adjusting the Initial Target. If, pursuant to the Development activities under the Research Plan, [***].
(b)
Alternative Target. If, [***], either or both of the Parties believe that [***], such Party(ies) may refer the matter to the JSC within [***]. The JSC shall [***]. For clarity, [***]. If an updated Target is adopted (the “Alternative Target”), the JSC will, [***], amend the Research Plan [***]. Upon so amending the Research Plan to include the Alternative Target, the Initial Target shall cease to be a Target. For clarity, [***]. The Parties acknowledge and agree that, if the Parties proceed with the Alternative Target and if [***], then the Parties shall [***].

Notwithstanding anything herein to the contrary, during the Term, Lundbeck may only recommend, and the Parties may only adopt, one change to the Initial Target pursuant to Section 3.4(a). Additionally, during the Term, Lundbeck may only recommend, and the Parties may only adopt, one change to the Initial Target pursuant to Section 3.4(b).

3.5.
Research Term. The Research Plan specifies the beginning date and ending date of the period in which all Development activities set forth therein and all contemplated transfers and steps involved in hand-off of the Program to Lundbeck are expected to be completed. The term of the Research Plan shall begin on the Effective Date, and shall end upon the earlier of (a) completion or cessation of all activities under the Program or (b) thirty-six (36) months after the Effective Date of the Agreement, unless otherwise agreed by the Parties in writing prior to such expiration (the “Research Term”). Subject to Section 5.7 and the last sentence of Section 3.8(b), without undue delay following the expiration of the Research Term, each Party shall either return or destroy, at the other Party’s discretion, any Materials remaining in its possession.
3.6.
Approval and Amendments. The JSC shall regularly review the Research Plan and the progress of activities being conducted under the Research Plan, in no event less frequently than once each [***]. Unless otherwise mutually agreed by the Parties, the JSC must determine if the applicable Success Criteria for a given WP under the Research Plan have been satisfied (such determination to be memorialized in JSC minutes) before the next WP or any subsequent WP under the Research Plan may commence; provided that, for clarity, neither Party shall have any obligation to conduct Development activities assigned to it with respect to a WP of a Research Plan until such phase has so commenced. Either Party may propose amendments to the Research Plan from time to time as appropriate, to take into account completion, commencement, or cessation of activities contemplated in the then-current Research Plan or any newly available information related to the Target. Such amendments shall be effective upon JSC approval and subject to the decision making in accordance with Sections 2.1(c) and 2.1(d).
3.7.
Program Expansion. During the Research Term, either Party may by way of a written notice to the other propose an expansion of the Program to include new targets, new research plans, and such other elements that the Parties may mutually agree upon. Upon receipt of such notice, for a period of up to [***] after the other Party’s receipt of such notice, the Parties shall discuss and negotiate in good faith the terms under which such expansion would be made by way of a separate written agreement or a written amendment to this Agreement, if agreed by the Parties, including financial terms related to the expansion. For clarity, (a) the negotiations are non-binding, and any amendment hereto will require mutual consent in accordance with Section 13.11, and (b) upon completion of negotiations after the receipt of the first such notice above (via either (i) an executed separate written agreement or a written amendment to this Agreement or (ii) expiration of the [***] negotiation period above), each Party will be deemed to have satisfied its obligations under this Section 3.7.
3.8.
Materials.
(a)
Transfer. Each Party shall, at its expense (unless otherwise set forth in the Research Plan), provide the other Party with the tangible materials and other deliverables specified under the applicable Research Plan for use pursuant to the Program (collectively, the “Materials”).
(b)
Rights of Use. With respect to the Materials provided pursuant to this Section 3.8, the receiving Party shall have the right to use such Materials solely for the activities assigned to it under the Research Plan. Subject to the foregoing, all such Materials (a) shall be used by the receiving Party only in accordance with the terms and conditions of this Agreement; (b) shall not be reverse engineered, deconstructed or analyzed in any way by such Party except as expressly set forth in the Research Plan; (c) shall not be delivered by such Party to any Third Party or used by such Party for the benefit of any Third Party except as expressly provided for herein; and

(d) shall be used by such Party in compliance with Applicable Law. Notwithstanding the foregoing, Lundbeck acknowledges and agrees that Iambic may use any data or information provided in connection with the Materials to train or otherwise supplement its Platform, subject to its exclusivity obligations in ARTICLE 4 and confidentiality obligations in ARTICLE 9.
3.9.
Records. Each Party will maintain records, in sufficient detail and in good scientific manner appropriate for [***], which will fully and properly reflect all work done and results achieved in the performance of the Program by such Party. Each Party may request a copy of any such records of the other Party, except that (a) [***] and (b) [***].
3.10.
Reporting. Within [***], each Party will provide to the JSC a written progress report which will summarize the work performed to date pursuant to the Program and evaluate the work performed in relation to the goals of the Program (“Progress Reports”), provided that if a Party has not conducted any work under the Program under such Calendar Quarter, it shall not be required to provide such a Progress Report to the other Party. Each Progress Report must be sufficiently detailed to allow the JSC to carry out its relevant functions. Additionally, no later than [***], other than JSC evaluation and confirmation of the applicable Compound Candidates (or, with respect to WP3, the expiration of the Research Term, if such expiration occurs prior to completion of WP3), each Party shall further provide a comprehensive final report (“Final Report”) to the JSC containing [***] relevant for the JSC to evaluate and confirm if the relevant Success Criteria have been achieved as set out in Section 2.1(c)(iii), provided that if a Party has not conducted any work under the Program under such WP, it shall not be required to provide such a Final Report to the other Party. For clarity, Iambic’s Final Report for WP3 shall be comprised of [***] relevant for the JSC to evaluate and confirm whether the Development Candidate Criteria have been achieved. In addition, Iambic’s Final Report for WP3 shall specify the Series for the Development Candidate. In addition, Iambic’s Final Report for WP2 shall specify the Series for the Lead Generation Candidates included in such Final Report along with a list of Progressible Hit Candidates from the same Series.
3.11.
Program Costs. Except as provided for in this Agreement, Lundbeck will be responsible for each Party’s costs and expenses in performing the activities under the Program. Accordingly, with respect to Program costs incurred by Iambic, Lundbeck will reimburse Iambic for (a) Out-of-Pocket Costs incurred by Iambic pursuant to the Research Plan up to the cost cap stated in the Research Plan (the “Cost Cap”), and any costs in excess of the Cost Cap, provided that the total Out-of-Pocket Costs do not exceed more than [***]; all such costs will be non-refundable and non-creditable. In the event that Lundbeck in good faith disputes whether the Out-of-Pocket Costs in any such invoice are reasonable or necessary, Lundbeck will notify Iambic promptly, but no event more than [***], regarding such dispute, after which the dispute will be referred to the JSC and resolved pursuant to Section 2.1(c). Each Party acknowledges and agrees that, unless otherwise agreed by both Parties in writing, Iambic will allocate to the Program, and, to the extent utilized in the performance of the Program, Lundbeck will pay for [***]-[***] combined Iambic FTEs and External FTEs, to include a minimum of [***] Iambic FTEs in addition to [***] External FTEs, for the duration of the Research Term, unless otherwise agreed by the Parties in writing (the “FTE Collar”). The Parties acknowledge and agree that the foregoing constitutes good faith, reasonable estimates of Out-of-Pocket Costs and Iambic FTEs required for the Program, and therefore the Cost Cap and FTE Collar shall be subject to amendment and update from time to time by the JSC in accordance with Section 2.1(c)(i), including amendments and updates to take into account changes in Program timeline and scope.
3.12.
Subcontracting. Each Party may engage its Affiliates or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform such portions of its Development obligations under the Program that it customarily engages for its other similar research activities or as otherwise set forth in the Research Plan. Such activities of any such Third Party subcontractors will be considered activities of such subcontracting Party under this Agreement. The subcontracting Party shall ensure compliance by such Third Party subcontractors with the terms of this Agreement, including the Research Plan, as applicable. The subcontracting Party shall ensure, prior to engaging any Third Party subcontractor, that such Third Party subcontractor is subject to written agreements containing terms and conditions that: (a) protect the rights of the Parties under this Agreement, including by imposing obligations of confidentiality on each such Third Party subcontractor that are no less than the obligations of confidentiality on each Party under this Agreement; (b) obligate the subcontractor to [***]; (c) obligate the subcontractor to ensure that its employees will assign rights to Collaboration Know-How and Collaboration Patents to the subcontractor, without any licensing rights or options, or rights to priority claims; (d) do not under any circumstance impose any payment obligations or liability on the non-subcontracting Party; and (e) are otherwise consistent with the terms of this Agreement.

ARTICLE 4.

EXCLUSIVITY

4.1.
Exclusivity Covenants. During [***], neither Party will, [***]) Develop or Commercialize any small molecule pharmaceutical or small molecule drug compound or small molecule product Directed To the Target (each, a “Competing Product”), other than pursuant to this Agreement. For clarity, (a) [***], (b) [***], and (c) [***].
4.2.
Exclusion for Acquirers and Acquired Programs. Notwithstanding the foregoing in this ARTICLE 4:
(a)
the provisions of Section 4.1 will not apply to such Acquirer of a Party that is Developing or Commercializing a Competing Product as of the closing of such acquisition or thereafter during the Term, [***].
(b)
If, during the Term, either Party or its Affiliate acquires a Third Party that is Developing or Commercializing a Competing Product, [***].

4.3.
Exclusion for Inadvertent Binding and ML Platform Technology. Notwithstanding the foregoing in this ARTICLE 4, [***].

ARTICLE 5.

LICENSE GRANTS; OPTION

5.1.
Research License. Subject to the terms and conditions of this Agreement, during the Research Term, each Party hereby grants to the other Party a non-exclusive, sublicensable license under such Party’s Background IP, to conduct the activities allocated to the other Party under the Research Plan.
5.2.
Commercial License Option. Subject to the terms and conditions of this Agreement, during the [***] period following the earlier of (a) the date of the expiration of the Research Term and (b) the final confirmation of nomination of a Development Candidate (the “Option Period”), Iambic hereby grants to Lundbeck a [***] exclusive option (the “Option”) to obtain the Commercial License on the terms as further specified in Section 5.4. Lundbeck may exercise this Option in its sole discretion by (a) providing Iambic with written notice of such exercise, which shall [***] (“Option Notice”), within the Option Period, and (b) paying Iambic the Option Exercise Fee [***]. The date upon which both conditions have been fulfilled shall be considered the “Option Exercise Date”. [***]. [***]. [***].
5.3.
Request for Information. From time to time during the Option Period and solely to the extent reasonably necessary for Lundbeck to decide whether to exercise its Option, Lundbeck may request from Iambic reasonable information that Lundbeck reasonably believes is missing from the Final Report (including underlying data), provided that in no event shall Iambic be required to provide any information regarding its ML Platform Technology or to conduct any additional Development activities (including generating additional Results). Iambic shall use reasonable efforts to provide such information as promptly as practicable. If the Final Report does not contain the required information, and if Iambic does not respond to Lundbeck’s reasonable request for additional information in a timely manner, the Option Period shall be extended accordingly upon written notice by Lundbeck, provided that in no event shall such Option Period extension be greater than [***] days, for a total Option Period of [***] days. Lundbeck retains the right to pursue any contractual remedies available under this Agreement in the event that Iambic breaches its obligations under this Section 5.3.
5.4.
Commercial License. Effective on the Option Exercise Date, (a) Iambic shall grant and hereby grants to Lundbeck and its Affiliates an exclusive, royalty-bearing license, including the right to grant and authorize sublicenses (subject to Section 5.5), under the Option Technology and (b) [***], in each case (a) and (b) solely to Exploit the Option Products in the Territory within the Field ((a) and (b) collectively, the “Commercial License”) for the duration of the Term. For the duration of the Commercial License, Iambic shall not use the Option Technology to Exploit the Option Products within or outside the Field, including by granting licenses to the Option Technology to Exploit the Option Products to any Third Party.

5.5.
Sublicenses.
(a)
Sublicense Rights. Lundbeck will have the right to grant Sublicenses to Affiliates and Third Parties through multiple tiers under the Commercial License (each such Third Party, along with any Third Party to which such Party or an Affiliate of Lundbeck grants a sublicense under the Commercial License, directly or indirectly, a “Sublicensee”), provided that each such Sublicense is granted pursuant to a written agreement that is consistent with the terms and conditions of this Agreement. Lundbeck will be and shall remain responsible for the actions and omissions of its Affiliates and Sublicensees under any Sublicense, as if such Affiliate or Sublicensee were Lundbeck, and shall and remain responsible for its obligations under this Agreement regardless of any Sublicenses that it grants to Affiliates or Third Parties.
(b)
Notice of Sublicenses. Lundbeck will provide Iambic written notice of any Sublicense granted by it pursuant to this Section 5.5 promptly after the execution thereof and provide Iambic with a true and correct copy of such Sublicense agreement, provided that Lundbeck may redact terms of such Sublicense agreement that are competitively sensitive and not required to determine compliance with the terms of this Agreement.
5.6.
No Implied Licenses; Retained Rights. Nothing in this Agreement shall be interpreted to grant a Party any rights under any intellectual property rights owned or controlled by the other Party, in each case, that are not expressly granted herein, whether by implication, estoppel, or otherwise. Any rights with respect to the intellectual property owned or controlled by a Party or its Affiliates that are not expressly granted to the other Party under this Agreement are, as between the Parties, hereby retained. Notwithstanding any provision to the contrary in this Agreement, [***].
5.7.
Transition Activities After the Option Exercise Date.
(a)
As soon as reasonably practicable following the Option Exercise Date (if any), but in no event later than [***], the Parties shall mutually agree to a plan for the transition of the Option Compounds to Lundbeck or its designees (the “Transition Plan”).
(b)
Iambic will reasonably cooperate with Lundbeck to facilitate the technology transfer of Option Technology to enable the Exploitation of the Option Products in accordance with the Transition Plan. Such cooperation will include providing Lundbeck with reasonable access by teleconference or in-person at Iambic’s facilities to appropriate personnel from Iambic to provide Lundbeck with a reasonable level of technical assistance and consultation in connection with the transfer of Option Technology pursuant to the Transition Plan. Lundbeck will reimburse Iambic for its reasonable and reasonably documented costs incurred in connection with providing such assistance.

5.8.
Rights in Bankruptcy. All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code with respect thereto. Upon any bankruptcy of Iambic, Lundbeck will further be entitled to a complete duplicate of, or complete access to, any such Option Technology not already in its possession, and such intellectual property will be promptly delivered to Lundbeck, unless Iambic elects in writing to continue, and continues, to perform all its obligations under this Agreement.
5.9.
Assignment of Option Compound Patents. Within [***] (the “Negotiation Notice Period”), Lundbeck may by way of a written notice to Iambic request the assignment of ownership of the Option Compound Patents Covering such Option Product. Upon receipt of such notice, [***], the Parties shall [***]. Such assignment shall not change the financial terms or reporting obligations stated herein with respect to the Option Product in question, except that [***]. In addition, as of the effective date of assignment, Lundbeck shall have the sole right to [***], provided that Lundbeck shall not have the right (a) [***], and (b) [***]. If this Agreement is terminated for any reason, any Option Compound Patents assigned to Lundbeck pursuant to this Section 5.9 shall be reassigned to Iambic upon request. For clarity, (x) [***] or (y) [***].

ARTICLE 6.

DEVELOPMENT AND COMMERCIALIZATION

6.1.
General. Following exercise of the Option, Lundbeck will be solely responsible for the Development, Manufacture, and Commercialization of all Option Products in the Field in the Territory, and associated costs and expenses.
6.2.
Regulatory Responsibilities. Following exercise of the Option, as between the Parties, Lundbeck shall be responsible for the preparation, submission, and maintenance of all Regulatory Materials and for obtaining Regulatory Approvals (including the preparation and submission of INDs, NDAs and MAAs, and for seeking such approvals) with respect to Option Products in the Field in the Territory and shall have sole control over all interactions with the applicable Regulatory Authority with respect thereto. Lundbeck will own all right, title and interest in and to any and all Regulatory Materials and Regulatory Approvals for Option Products filed by or on behalf of Lundbeck, its Affiliates or Sublicensees, and, as between the Parties, all such Regulatory Materials and Regulatory Approvals will be held in the name of Lundbeck.
6.3.
Adverse Event Reporting. Following exercise of the Option, Lundbeck shall establish, hold, and maintain the global safety database for each Option Product (each a “Global Safety Database”) with respect to information on adverse events concerning the Option Products, as and to the extent required by Applicable Law.

6.4.
Diligence. Following exercise of the Option, Lundbeck will use Commercially Reasonable Efforts to Develop, Manufacture, and Commercialize Option Products in the Field in the Territory. Lundbeck will, and will ensure that its Affiliates and Sublicensees, conduct all Development, Manufacture and Commercialization of the Option Products in accordance with all Applicable Laws.
6.5.
Annual Reports. Following exercise of the Option and until [***], Lundbeck will prepare [***] reports for Iambic summarizing in reasonable detail updates on activities conducted during the previous [***] and planned activities, including timelines, for the next [***], in each case with respect to the Development, Manufacture, and Commercialization of the Option Products, which reports shall include sufficient detail to enable Iambic to understand the current status and Lundbeck’s future plans for Option Products, including plans to Initiate any Clinical Trials. During the same period, Lundbeck will promptly notify Iambic of any modifications to Lundbeck’s Development, Manufacture and Commercialization timelines for the Option Products that are likely to result in a delay of more than ninety (90) days of any material activities included in the foregoing timelines.

ARTICLE 7.

FINANCIAL PROVISIONS

7.1.
Upfront Payment. As partial consideration for the rights granted to Lundbeck hereunder, Lundbeck shall pay Iambic a non-refundable and non-creditable fee equal to $10,000,000, [***].
7.2.
Research Milestone Payments. As partial consideration for the rights granted to Lundbeck hereunder:
(a)
within [***] following the JSC’s selection of [***], Lundbeck shall pay Iambic a non-refundable and non-creditable fee equal to [***]; and
(b)
within [***] following the JSC’s selection of [***], Lundbeck shall pay Iambic a non-refundable and non-creditable fee equal to [***] ((a) and (b) collectively, the “Research Milestone Events” and the corresponding payments, the “Research Milestone Payments”).

Each Research Milestone Payment shall be payable only once, for the first achievement of the applicable Research Milestone Event, even if such Research Milestone Event occurs more than once. Accordingly, the maximum amount payable pursuant to this Section 7.2 shall be [***]. Each Research Milestone Payment will be payable regardless of whether or not the Option is exercised so long as the applicable Research Milestone Event is achieved. Each Research Milestone Payment shall be non-refundable and non-creditable.

7.3.
Option Exercise Fee. As partial consideration for the Commercial License, Lundbeck shall pay Iambic a non-refundable and non-creditable fee equal to [***] (the “Option Exercise Fee”) no later than [***]. For clarity, the Option Exercise Fee shall be payable only once.

7.4.
Development Milestone Payments. As partial consideration for the rights granted to Lundbeck hereunder, within [***] following the first achievement by Lundbeck, its Affiliates or its Sublicensees of each of the milestone events set forth in Table 1 below with respect to an Option Product (each, a “Development Milestone Event”), Lundbeck shall provide Iambic with written notice of such achievement, and Lundbeck will pay to Iambic the corresponding non-refundable, non-creditable milestone payment set forth in Table 1 (each, a “Development Milestone Payment”) within [***] for such Development Milestone Event.

Table 1
Development Milestone Events	Development Milestone Payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]
7. [***]	[***]

Except for Development Milestone Payment #7, each Development Milestone Payment shall be payable only once, for the first achievement of the applicable Development Milestone Event, even if such Development Milestone Event occurs more than once or with respect to more than one Option Product. Accordingly, the maximum amount payable pursuant to this Section 7.4 for Development Milestone Payment #s 1 - 6 shall be [***]. With respect to Development Milestone Payment #7, such payment shall be payable upon each achievement of the applicable Development Milestone Event, and may therefore be payable multiple times. Each Development Milestone Payment shall be non-refundable and non-creditable.

[***].

7.5.
Commercial Milestone Payments. As partial consideration for the rights granted to Lundbeck hereunder, within [***] days following the end of the Calendar Year in which the Annual Net Sales of all Option Products first exceed the amounts set forth set forth in Table 2 below (each, a “Commercial Milestone Event”), Lundbeck shall provide Iambic with written notice of such achievement, and Lundbeck will pay to Iambic the corresponding non-refundable, non-creditable milestone payment set forth in Table 2 below (each, a “Commercial Milestone Payment”) within [***].

Table 2
Commercial Milestone Event	Commercial Milestone Payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]

Each Commercial Milestone Payment shall be payable only once, for the first achievement of the applicable Commercial Milestone Event, even if such Commercial Milestone Event occurs more than once. Accordingly, the maximum amount payable pursuant to this Section 7.5 shall be [***]. [***].

7.6.
Royalties. As partial consideration for the rights granted to Lundbeck hereunder, Lundbeck will pay to Iambic royalties on Net Sales of Option Products, in each case in the amounts as follows in Table 3 below, based on Annual Net Sales of all Option Products:

Table 3
Annual Net Sales of Option Products	Royalty Rate
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]

7.7.
Royalty Term. On an Option Product-by-Option Product and country-by-country basis, Lundbeck’s obligation to pay Iambic the applicable royalties in Section 7.6 above will commence on the date of First Commercial Sale of the applicable Option Product in the applicable country and will expire on the latest of [***] (the “Royalty Term”).

7.8.
Royalty Reductions.
(a)
Subject to Section 7.8(c), the royalties due and payable under Section 7.6 shall be reduced, on an Option Product-by-Option Product and country-by-country basis, by an amount equal to [***].
(b)
Subject to Section 7.8(c), [***], [***].
(c)
Notwithstanding Sections 7.8(a) and 7.8(b), in no event shall the total of those deductions reduce the royalties payable to Iambic under Section 7.6 with respect to a given Option Product in a given country in any Calendar Quarter by more than [***].
7.9.
Payments; Royalty Reports. Beginning with the Calendar Quarter in which the First Commercial Sale of an Option Product is made and for each Calendar Quarter thereafter, in the case of royalties, during the Royalty Term, Lundbeck will within [***] provide a report summarizing Net Sales for Option Products during the relevant Calendar Quarter and the calculation of such Net Sales and of royalties due thereon, including country, units, sales price and the exchange rate used. For each Calendar Quarter, Lundbeck will make royalty payments to Iambic under this Agreement within [***]. If no royalties are payable in respect of a given Calendar Quarter, Lundbeck will submit a written royalty report to Iambic so indicating, together with an explanation as to why no such royalties are payable. All payments under this Agreement will be (a) payable in full in United States dollars, regardless of the countries in which sales are made, and (b) made by wire transfer of immediately available funds to an account designated by Iambic in writing. Whenever for the purposes of calculating the royalties or other amounts payable under this Agreement conversion from any foreign currency is required, all amounts will first be calculated in the currency of sale or other receipt of funds and then converted into United States dollars by Lundbeck in accordance with the rates of exchange for the relevant month for converting such other currency into United States dollars used by Lundbeck’s internal accounting systems and in its financial reporting, in accordance with Accounting Standards.
7.10.
Records. Lundbeck will, and will require its Affiliates and Sublicensees to, keep complete and accurate records pertaining to the sale of Option Products for a period of [***], and in sufficient detail to permit Iambic to confirm the accuracy of the Net Sales or royalties paid by Lundbeck hereunder.
7.11.
Audits. During the Term and for a period of [***], at the request and expense of Iambic, Lundbeck will permit an independent certified public accountant of nationally recognized standing appointed by Iambic and reasonably acceptable to Lundbeck, at reasonable times and upon reasonable notice, but in no case more than once per Calendar Year, to examine such records to be maintained pursuant to Section 7.10 as may be necessary to verify the timing of the achievement of the Development Milestone Events and the Commercial Milestone Events and the accuracy of the Net Sales and royalty reports hereunder, for a period covering not more than [***]. As a condition to examining any records of Lundbeck, such auditor will sign a nondisclosure agreement reasonably acceptable to Lundbeck in form and substance. Any and all records of Lundbeck examined by such independent certified public accountant (including as set forth in the Audit Report) will be deemed Lundbeck’s Confidential Information. Upon completion of the audit, the accounting firm will provide both Lundbeck and Iambic with a written report disclosing whether the applicable reports are correct or incorrect, the specific details concerning any discrepancies, and the corrected amount due (the “Audit Report”). If as a result of any such audit of the books and records of Lundbeck, it is shown that (A) any Development Milestone Event or Commercial Milestone Event achieved during the audited period was not timely reported, when such Commercial Milestone Event should have been reported, or (B) Lundbeck’s royalty payments under this Agreement were more or less than the applicable amount that should have been paid, then the relevant Party will make all payments required to be made by paying the other Party the difference between such amounts to eliminate any discrepancy revealed by such audit within [***]; provided, however, that any such payment by Iambic to Lundbeck will be in the form of a credit against future royalty payments due under Section 7.6 equal to the difference between the amounts paid by Lundbeck to Iambic and the applicable amounts Lundbeck should have paid to Iambic. [***].
7.12.
Taxes
(a)
Taxes on Income. Each Party will be solely responsible for the payment of all taxes imposed on its income arising from the activities of the Parties under this Agreement.
(b)
Withholding Tax. The Parties agree to cooperate with one another and use reasonable efforts to lawfully eliminate or reduce tax withholding or similar obligations in respect of payments made by the paying Party to the receiving Party under this Agreement. To the extent the paying Party is required to deduct and withhold taxes, interest or penalties on any payment, the paying Party will pay the amounts of such taxes to the proper governmental authority for the account of the receiving Party and remit the net amount to the receiving Party in a timely manner. The paying Party will promptly furnish the receiving Party with proof of payment of such taxes. If documentation is necessary to secure an exemption from, or a reduction in, any withholding taxes, the Parties will provide such documentation to the extent they are entitled to do so. Notwithstanding the foregoing, if any taxes are required to be deducted or withheld from any payment described in this Agreement by reason of (i) an assignment by Lundbeck of its rights and obligations under this Agreement or (ii) any redomiciliation or other change in tax residency of Lundbeck, then Lundbeck will increase such payment such that Iambic receives the amount Iambic would have otherwise received under ARTICLE 7 but for such assignment, redomiciliation or change in tax residency.

(c)
VAT. Any payments made by Lundbeck to Iambic under this Agreement are exclusive of any sales and use, goods and services, value added or similar tax (“VAT”) imposed upon such payments, which shall be borne by and paid by Lundbeck. Where VAT is properly added to a payment made under this Agreement, the Party receiving the payment will provide a valid tax invoice issued in accordance with the Applicable Laws of the country in which the VAT is chargeable.
(d)
Tax Cooperation. At least [***], the non-paying Party will provide the paying Party with any and all tax forms that may be reasonably necessary in order for the paying Party to lawfully not withhold tax or to withhold tax at a reduced rate with respect to such payment under an applicable bilateral income tax treaty. Following the paying Party’s timely receipt of such tax forms from the non-paying Party, the paying Party will not withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under Applicable Law. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Section 7.12.
(e)
FDII. Upon written request by Iambic, Lundbeck shall provide information reasonably requested by Iambic to enable Iambic to determine if payments by Lundbeck pursuant to this Agreement constitute “foreign-derived deduction eligible income” as defined by Section 250 of the Internal Revenue Code of 1986, as amended, or any future deduction or credit that is substantially similar to such deduction or which provides for a similar information or substantiation requirement, and such information reasonably requested to enable Iambic to claim such deduction or credit.
7.13.
Interest. Any undisputed payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement, and any payments that are pending resolution of any dispute unless the dispute is resolved in favor of the paying Party, will bear interest at a rate per annum equal to the lesser of [***]. The payment of such interest shall not limit the Party entitled to receive payment from exercising any other rights it may have as a consequence of the lateness of any payment.

ARTICLE 8.

INTELLECTUAL PROPERTY

8.1.
Ownership
(a)
Background IP. As between the Parties, each Party will own and retain all its rights, title and interest in and to any and all Patents and Know-How that it owns or controls as of the Effective Date or generated outside of this Agreement (“Background IP”), subject to any rights or licenses expressly granted thereunder to the other Party under this Agreement.

(b)
Collaboration IP. Iambic shall own all Collaboration Know-How and Collaboration Patents. Lundbeck agrees to promptly disclose to Iambic any Collaboration Know-How made by Lundbeck, and shall assign and hereby assigns to Iambic all of Lundbeck’s right, title and interest in and to the Collaboration Know-How and Collaboration Patents. Lundbeck will reasonably cooperate with Iambic to effectuate and perfect the foregoing ownership, including by promptly executing and recording assignments and other documents consistent with such ownership. Lundbeck shall cause all employees, independent contractors, consultants, and others who perform activities for Lundbeck under this Agreement to be under an obligation to assign to Lundbeck their rights in and to any Collaboration Know-How and all intellectual property rights therein. Lundbeck will promptly disclose to Iambic any Collaboration Know-How developed, conceived, reduced to practice or generated by or on behalf of Lundbeck and will provide Iambic such documentation regarding the same as Iambic may reasonably request. Iambic shall cover Lundbeck’s reasonable and necessary out-of-pocket costs associated with any assistance provided under this Section 8.1(b). Each Party will promptly disclose to the other Party any patentable Collaboration Know-How developed, conceived, reduced to practice or generated by or on behalf of such Party.
8.2.
Prosecution and Maintenance of Patents
(a)
[***]
(i)
[***]. [***] shall have the sole right, but not the obligation, to Prosecute and Maintain any [***], at [***] sole cost and expense. [***] shall (A) use counsel reasonably acceptable to [***]; (B) consult with [***] as to the Prosecution and Maintenance reasonably prior to any deadline or action with any patent office; (C) furnish to [***] copies of all relevant drafts and documents reasonably in advance of any consultation with [***]; and (D) consider in good faith and incorporate [***] reasonable comments thereon, in each case ((A)-(D)) with respect to the Prosecution and Maintenance of the [***]. [***] shall keep [***] reasonably informed of progress, in each case ((A)-(D)) with regard to the Prosecution and Maintenance of such [***] and shall provide to [***] copies of all patent office submissions and communication with respect to the [***] within a reasonable amount of time following submission thereof by [***]. In the event that [***] desires to abandon or cease the Prosecution or Maintenance of any [***] in any country, or decides not to file for patent protection of a [***] in a particular country, [***] shall provide reasonable prior written notice to [***] of such intention (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such [***] or invention in the relevant patent office). In such case, at [***] sole discretion, upon written notice to [***] may request that [***] Prosecute and Maintain, and [***] shall not unreasonably withhold, condition or delay its consent to Prosecute and Maintain such [***] in such country, at [***] sole cost and expense, until [***].

(ii)
[***]. [***] shall have the first right, but not the obligation, to Prosecute and Maintain any [***]; provided that [***]. In the event that, [***]. In exercising [***] right to Prosecute and Maintain any [***] under this Section 8.2(a)(ii) [***] shall (A) use counsel reasonably acceptable to [***]; (B) consult with [***] as to the Prosecution and Maintenance reasonably prior to any deadline or action with any patent office; (C) furnish to [***] copies of all relevant drafts and documents reasonably in advance of any consultation with [***]; and (D) consider in good faith and incorporate [***] reasonable comments thereon, in each case ((A)-(D)) with respect to the Prosecution and Maintenance of the [***]. [***] shall keep [***] reasonably informed of progress, in each case ((A)-(D)) with regard to the Prosecution and Maintenance of such [***] and shall provide to [***] copies of all patent office submissions and communication with respect to the [***] within a reasonable amount of time following submission thereof by [***]. In the event that [***] desires to abandon or cease the Prosecution or Maintenance of any [***] in any country, [***] shall provide reasonable prior written notice to [***] of such intention (which notice shall, to the extent possible, be given no later than thirty (30) days prior to the next deadline for any action that must be taken with respect to any such [***] or invention in the relevant patent office). In such case, at [***] sole discretion, upon written notice to [***] may elect to assume responsibility for Prosecution and Maintenance of such [***], at [***] sole cost and expense and by counsel of its own choice. In such case, [***] shall keep [***] reasonably informed of its progress with regard to the Prosecution and Maintenance of such [***] and shall provide to [***] copies of all material patent office submissions and communication with respect to the [***] within a reasonable amount of time following submission thereof by [***].
(iii)
Cooperation. Each Party agrees to cooperate fully in the Prosecution and Maintenance of [***] in accordance with this Section 8.2(a). Such cooperation includes, but is not limited to: (A) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to enable the applicable Party to apply for and to Prosecute and Maintain the relevant [***] in any country as permitted by this Section 8.2(a), and (B) promptly informing the other Party of any matters coming to such Party’s attention that may affect the Prosecution and Maintenance of any [***].
(b)
Other Solely Owned Patents. Except for [***], each Party shall, as between the Parties, have the sole right to Prosecute and Maintain any Patent solely owned by such Party. Without limiting the generality of the foregoing, except as expressly set forth in this ARTICLE 8, Iambic shall, as between the Parties, have the sole right to control the Prosecution and Maintenance, defense and enforcement of the Option Patents, Background Patents and Platform Patents.

8.3.
Patent Enforcement
(a)
Option Patents. During the Term:
(i)
Notice. Each Party shall notify the other Party in writing within [***] (a “Product Infringement”). Promptly following such notification, the Parties shall confer.
(ii)
Enforcement of Option Patents
(A)
[***], [***] shall have the first right to enforce the Option Patents against Product Infringements (each, an “Infringement Action”).
(B)
In the event that [***] institutes or undertakes an Infringement Action, [***] shall cooperate fully with [***] in its efforts to protect such Patents and shall agree to be a party in any suit, if required, in each case, with respect to such Infringement Action, in each case, [***]. Further, [***]. [***].
(C)
In the event that [***] does not institute or undertake an Infringement Action [***]. Further, [***]. [***].
(iii)
Cooperation. In the event a Party brings an Infringement Action in accordance with this Section 8.3 (such Party, the “Enforcing Party”), the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. The Enforcing Party shall not enter into any settlement or compromise of any action under this Section 8.3 that: (A) would in any manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party; or (B) would impose any cost or liability on the other Party, or admit the invalidity or unenforceability of any Patent owned by the other Party, without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion.
(iv)
Recoveries. Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery as a result of any Infringement Action pursuant to this Section 8.3, whether by way of settlement or otherwise, shall first be used to reimburse the Enforcing Party for its documented, unreimbursed out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding and then, following payment in full of all such costs to the Enforcing Party, to reimburse the other Party (the “Non-Enforcing Party”) for its documented, unreimbursed out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding. Any remainder of the recovery after reimbursement of the litigation costs and expenses of the Parties shall be allocated as follows: [***].

(b)
Other Solely Owned Patents. Except for Option Patents, each Party shall, as between the Parties, have the sole right to enforce and defend any Patent solely owned by such Party, including as set forth in Section 8.2(b).
8.4.
Infringement of Third Party Patents. After the Option Exercise Date, each Party shall promptly notify the other in writing of any allegation by a Third Party that the Exploitation of an Option Product infringes or may infringe the Patents of such Third Party. Without limiting either Party’s obligations under ARTICLE 11, each Party shall have the sole right to control any defense of any such claim against it involving alleged infringement of Third Party Patents based on such Party’s activities, at its own expense and by counsel of its own choice.
8.5.
Patent Marking. Lundbeck shall mark (or cause to be marked) any Option Product marketed and sold hereunder with appropriate Option Patent numbers or indicia.

ARTICLE 9.

CONFIDENTIALITY

9.1.
Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***], the Receiving Party and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information disclosed to it by the Disclosing Party. Notwithstanding the foregoing, for Confidential Information that is classified as trade secrets under Applicable Law, the obligations of confidentiality shall remain in effect for as long as such information retains its trade secret status under Applicable Law.
9.2.
Prior Confidentiality Agreement. All Confidential Information as defined by and exchanged between the Parties under the Confidential Disclosure Agreement between Lundbeck and Iambic dated November 3, 2023 (including any and all amendments thereto) (the “CDA”) that pertain to the subject matter of this Agreement will be deemed to be Confidential Information as defined under this Agreement and subject to the terms of this ARTICLE 9. For avoidance of doubt, the terms of this Agreement and not the CDA shall govern the use, disclosure, and confidentiality obligations regarding such information that pertains to the subject matter of this Agreement and the CDA shall continue to govern with respect to any other subject matter exchanged between the Parties.
9.3.
Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose to Third Parties the Confidential Information of the Disclosing Party as follows: solely as reasonably necessary in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement; provided that any Third Party to which Confidential Information is so disclosed shall be subject to confidentiality provisions no less restrictive than those in this Agreement. In addition, Receiving Party or its Affiliates may disclose to Third Parties the existence, content, status and scope of this Agreement to actual or potential lenders, investors, partners, acquirers, professional advisors, and others on a need-to-know basis, in each case under confidentiality provisions no less restrictive than those of this Agreement.

9.4.
Compelled Disclosure. Notwithstanding anything to the contrary herein, the Receiving Party or its Affiliates may disclose Confidential Information that is specifically required to be disclosed by court order, Applicable Law or the rules of any listing authority or stock exchange on which its shares are listed or traded, provided, however, that, to the extent permitted under the law, the Disclosing Party is first given advance notice of the required disclosure and an adequate opportunity to seek a protective order or other appropriate remedies. Upon request, the Receiving Party shall reasonably cooperate with and assist the Disclosing Party in seeking such protective order or other appropriate remedies, at the Disclosing Party’s expense. If, in the absence of such protective order or other remedy, the Receiving Party is nonetheless required to disclose any part of the Confidential Information, the Receiving Party shall furnish only such portion of the Confidential Information which the Receiving Party is legally required to disclose and shall make reasonable efforts to obtain confidential treatment for the disclosed Confidential Information.
9.5.
Press Release; Publications; Disclosure of Agreement
(a)
Public Announcements. Each Party shall be entitled to issue a press release after the Effective Date publicly confirming the existence of the Agreement along with a description of its content and scope, subject to the other Party’s prior written approval (which shall not be unreasonably withheld conditioned or delayed). To the extent the press release includes information on events unrelated to this Agreement, the publishing Party shall be entitled to redact any direct and indirect identifiers of any Third Party referenced therein. Subject to Section 9.4, neither Party nor its Affiliates shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, provided, however, that either Party shall be entitled to confirm publicly the existence of the Agreement along with a brief description of its purpose and scope without such consent.
(b)
Use of Name. Except as set forth in Sections 9.5(a) or 9.5(c), neither Party will use the other Party’s name in a press release or other publication without first obtaining the prior consent of the Party to be named, provided, however that each Party may additionally use the other Party’s name on its website during the Term, solely to indicate that such other Party is conducting the collaboration hereunder with such Party. Prior to publishing the other Party’s name on its website, such Party will submit the form and format of such proposed usage to the other Party for the other Party’s review and approval, such approval not to be unreasonably withheld, conditioned or delayed.
(c)
Scientific Presentations or Publications. Each Party will first submit to the other Party an early draft of all publications or presentations of the Results that disclose or pertain to the other Party’s Confidential Information at least [***]. Such other Party will review such proposed publication or presentation to avoid the unauthorized disclosure of the other Party’s Confidential Information and to preserve the patentability of inventions arising therefrom. If during such [***], the other Party informs such Party that its proposed publication or presentation contains Confidential Information of the other Party, then such Party will delete such Confidential Information from its proposed publication. In addition, if during such [***], the other Party informs such Party that its proposed publication discloses non-public inventions made by such other Party, or the public disclosure of such proposed publication may have a material adverse effect on any Collaboration Patents or Collaboration Know-How, then such Party will either (i) delay such proposed publication for up to [***], to permit the timely first filing of patent application(s), or (ii) remove the identified disclosures prior to publication. Notwithstanding the foregoing, [***].

ARTICLE 10.

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1.
Representations and Warranties of Each Party. Each Party hereby represents, warrants and (to the extent expressly set forth below in this Section 10.1) covenants to the other Party that:
(a)
as of the Effective Date, it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and that it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(b)
as of the Effective Date, this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity;
(c)
as of the Effective Date, all necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained and covenants that, during the Term, all approvals and authorizations of all Regulatory Authorities required to be obtained in connection with the performance of its obligations or exercise of its rights hereunder have been, or will timely be, obtained;
(d)
as of the Effective Date, the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Law or any provision of the certificate of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent not already obtained under, any contractual obligation or court or administrative order by which such Party is bound;

(e)
as of the Effective Date, all employees, consultants, and independent contractors of such Party or Affiliates performing activities under this Agreement on behalf of such Party are, and such Party covenants that, during the Term, its (and its Affiliates) employees, consultants and independent contractors performing activities hereunder will be, obligated to assign all right, title and interest in and to any intellectual property rights, including trade secrets, Know-How, copyrights, inventions or discoveries, whether patentable or not, developed by them, whether or not patentable, to such Party or Affiliate, respectively, as the sole owner thereof;
(f)
as of the Effective Date, such Party is not debarred under the United States Federal Food, Drug and Cosmetic Act or comparable law, and such Party represents and warrants that it does not, and covenants that it will not during the Term, employ or use the services of any person or entity who is debarred under the United States Federal Food, Drug and Cosmetic Act or comparable law, in connection with the Development, Manufacture or Commercialization of the Option Products; and
(g)
in the event that, during the Term or thereafter, a Party becomes aware that any Person that is performing activities with respect to this Agreement on its behalf has been debarred, suspended or is the subject of a conviction under the United States Federal Food, Drug and Cosmetic Act or comparable law, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its actual knowledge, is threatened, relating to such debarment, suspension or conviction, such Party will immediately notify the other Party in writing and such Party will cease, or cause its Affiliate to cease (as applicable), employing, contracting with, or retaining any such Person to perform any services relating to this Agreement.
10.2.
Representations and Warranties of Iambic. Iambic hereby represents, warrants and (to the extent expressly set forth below in this Section 10.2) covenants to Lundbeck that:
(a)
as of the Effective Date, Iambic and its Affiliates have the full right, power and authority to use the Platform for the performance of the Program as contemplated herein;
(b)
as of the Effective Date, neither Iambic nor any of its Affiliates has been a party to any, and is not a party to any pending litigation, and Iambic has not received written notice from any Third Party, in each case, claiming that Iambic’s practice of the Platform infringes or would infringe the Patent of any Third Party;
(c)
throughout the Research Term, Iambic covenants in the event that Iambic becomes a party to any pending litigation or receives written notice from any Third Party, in each case, claiming that Iambic’s practice of the Platform [***]; and
(d)
Iambic hereby covenants that, [***].

10.3.
DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 10, LUNDBECK AND IAMBIC MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND LUNDBECK AND IAMBIC EACH SPECIFICALLY DISCLAIM ANY WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 11.

INDEMNIFICATION AND INSURANCE

11.1.
Indemnification by Iambic. Iambic will indemnify, defend and hold harmless Lundbeck, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns, from and against any and all liabilities, damages, losses, costs and expenses including the reasonable fees of attorneys (collectively, “Losses”) arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) arising from:
(a)
the gross negligence or willful misconduct of Iambic or its Affiliates, in connection with Iambic’s performance of its obligations or exercise of its rights under this Agreement;
(b)
any breach of this Agreement by Iambic or its Affiliates; or
(c)
[***].

except, in each case above, to the extent such Claim arose out of, resulted from or is attributable to the gross negligence or willful misconduct of, or breach of this Agreement by, Lundbeck or its Affiliates or Sublicensees, or the Exploitation of any Option Compounds or Option Product by or on behalf of Lundbeck or its Affiliates or Sublicensees.

11.2.
Indemnification by Lundbeck. Lundbeck will indemnify, defend and hold harmless Iambic, its Affiliates, and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns, from and against any and all Losses arising out of or resulting from any and all Claims arising from:
(a)
the gross negligence or willful misconduct of Lundbeck, its Affiliates or Sublicensees, in connection with Lundbeck’s performance of its obligations or exercise of its rights under this Agreement;
(b)
any breach of this Agreement by Lundbeck; or
(c)
the Exploitation of any Option Compounds or Option Product by or on behalf of Lundbeck or its Affiliates or Sublicensees;

except, in each case above, to the extent such Claim arose out of, resulted from or is attributable to the infringement of any Third Party Patent based on the use of the Platform for the Program by Iambic or its Affiliates or to the gross negligence or willful misconduct of, or breach of this Agreement by, Iambic or its Affiliates.

11.3.
Procedure. If a person or entity entitled to indemnification under Section 11.1 or Section 11.2 (an “Indemnitee”) seeks such indemnification, such Indemnitee will (a) inform the indemnifying Party in writing of a Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (b) permit the indemnifying Party to assume direction and control of the defense of the Claim (including the sole right to settle such Claim at the sole discretion of the indemnifying Party, provided that such settlement or compromise does not admit any fault or negligence on the part of the Indemnitee, or impose any obligation on, or otherwise materially adversely affect, the Indemnitee or other Party), (c) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the Claim, and (d) undertake reasonable steps to mitigate any Losses with respect to the Claim. Notwithstanding anything in this Agreement to the contrary, the indemnifying Party will have no liability under Section 11.1 or Section 11.2, as the case may be, for Claims settled or compromised by the Indemnitee without the indemnifying Party’s prior written consent.
11.4.
Insurance. Each Party will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, in such amounts and on such terms as are customary for prudent practices for companies of similar size and with similar resources in the pharmaceutical industry for the activities to be conducted by it under this Agreement. Each Party will furnish to the other Party evidence of any insurance required under this Section 11.4, upon request. Notwithstanding the foregoing, Lundbeck may fulfill its obligations under this section, in part or in full, through self-insurance, meaning that Lundbeck will set aside financial reserves to cover potential liabilities associated with its activities under this Agreement, instead of purchasing insurance from a Third Party insurer.
11.5.
LIMITATION OF LIABILITY. EXCEPT FOR (A) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 11, (B) CLAIMS ARISING OUT OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (C) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 12.

TERM AND TERMINATION

12.1.
Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to this ARTICLE 12, will continue in full force and effect until this Agreement expires upon (a) the expiration of the Option (if the Option is not exercised) or (b) if the Option is exercised, on an Option Product-by-Option Product and country-by-country basis, upon expiration of the Royalty Term for such Option Product in such country. The period from the Effective Date until the date of expiration of this Agreement pursuant to this Section 12.1 or earlier termination of this Agreement pursuant to Section 12.2 is the “Term”.
12.2.
Termination of the Agreement.
(a)
Lundbeck’s Termination for Convenience. Lundbeck will be entitled to terminate this Agreement in its entirety at any time by providing [***] written notice to Iambic. If the Agreement is terminated by Lundbeck during the Research Term pursuant to this Section, Iambic shall promptly wind-down and cease all ongoing activities under the Program. Lundbeck shall remain responsible for paying Out-of-Pocket Costs and FTE Costs incurred by Iambic pursuant to the Research Plan until the effective date of such termination in accordance with Section 3.11, as well as any such Out-of-Pocket Costs incurred after the effective date of such termination to the extent such costs were already irrevocably obligated (i.e. non-cancellable).
(b)
Termination for Material Breach. If a Party believes that the other Party is in material breach of this Agreement, then the non-breaching Party may deliver notice of such material breach to the breaching Party. The breaching Party will have [***] after the date of such notice to cure such breach. If the breaching Party fails to cure such breach within such [***], the non-breaching Party may terminate this Agreement in its entirety. Notwithstanding the foregoing, in the event there is a good faith dispute as to whether a material breach exists, the dispute shall be resolved pursuant to Section 13.1. During the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. [***].
(c)
Termination for Patent Challenge. Iambic may terminate this Agreement upon written notice to Lundbeck if Lundbeck or any of its Affiliates or Sublicensees, directly or indirectly, challenges in a legal or administrative proceeding the patentability, enforceability or validity of any [***].
(d)
Termination for Shelving. After Lundbeck has exercised the Option, Iambic may terminate this Agreement in its entirety by delivering written notice to Lundbeck, such termination to be effective upon [***] following the date of such notice, in the event Lundbeck, directly or through any of its Affiliates or Sublicensees, has failed to perform [***] activities with respect to any Option Product for a continuous period [***]; provided that if such cessation is a result of a clinical hold or other obstacle imposed by Regulatory Authority, manufacturing issues, or force majeure, then such [***] period will be extended for each day any of the foregoing reasons caused such cessation.
(e)
Termination for Bankruptcy. This Agreement may be terminated in its entirety, to the extent permitted by the Applicable Laws, by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy, reorganization, liquidation or receivership proceeding, such right to terminate will only become effective if the Party subject to such proceeding consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.
12.3.
Consequences of Expiration or Termination of this Agreement.
(a)
General Effects of Termination. Upon expiration or termination of this Agreement for any reason, the following terms will apply:
(i)
Exclusivity. Neither Party will have any further obligations under ARTICLE 4.
(ii)
Return of Information and Materials. Each Party will return to the other Party (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information to which it does not retain rights to use under the surviving provisions of this Agreement. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records and other materials for archival and legal compliance purposes. Each Party will also be permitted to retain such additional copies of or any computer records or files containing the other Party’s Confidential Information that have been created solely by automatic archiving and backup procedures, to the extent created and retained in a manner consistent with the retaining Party’s standard archiving and backup procedures, but not for any other use or purpose. All Confidential Information will continue to be subject to the terms of ARTICLE 9 for the period set forth in Section 9.1.
(iii)
Licenses. The licenses granted under this Agreement to Lundbeck or to Iambic under this Agreement will terminate. Additionally, if the Agreement is terminated for any reason other than expiration pursuant to Section 12.1(b), Lundbeck and its Affiliates and Sublicensees will without undue delay wind-down and then discontinue all Exploitation of Option Compounds and Option Products; which wind-down and discontinuation shall be complete and in effect no later than [***] after the effective date of termination.

(b)
Reversion. In the event of a termination of this Agreement after the Option Exercise Date by Lundbeck under Section 12.2(a), or after the Option Exercise Date by Iambic under Section 12.2(b), Section 12.2(c), Section 12.2(d) or Section 12.2(e), then, upon Iambic’s request and at Lundbeck’s expense (except as expressly set forth below) the following will occur:

[***]

(c)
Additional Effects of Termination, before Option Exercise Date. In the event of a termination of this Agreement before the Option Exercise Date by Lundbeck under Section 12.2(b) or Section 12.2(e), then, upon Lundbeck’s request made within [***] after the effective date of such termination and at Iambic’s expense (except as expressly set forth below) the following will occur:
(i)
Upon such request by Lundbeck, the Parties shall [***]; and
(ii)
Upon Lundbeck’s request in connection with a request made pursuant to Section 12.3(c)(i) above, the Parties [***].
(iii)
[***].
(d)
Termination Alternative. [***].
(e)
Accrued Rights; Payments. Termination of this Agreement for any reason will be without prejudice to any rights or obligations that have accrued to the benefit of a Party hereunder prior to such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement. Within [***] after receipt of invoice from Iambic after any termination or expiration of this Agreement, Lundbeck will reimburse Iambic for all costs and expenses incurred by Iambic in performing the activities under the Program through the effective date of such termination or expiration and not previously paid by Lundbeck, including any applicable Out-of-Pocket Costs, FTE Costs and non-cancelable obligations reasonably incurred for the Program (to the extent such non-cancelable obligations cannot reasonably be mitigated).
(f)
Survival. All rights and obligations under this Agreement shall terminate, except those that are expressly indicated to survive, and solely for the periods specified in each applicable Section or Article. Without limiting the generality of the foregoing, the following provisions will survive any expiration or termination of this Agreement: [***].

ARTICLE 13.

MISCELLANEOUS

13.1.
Dispute Resolution.
(a)
Resolution by Senior Representatives. The Parties will seek to settle amicably any and all disputes, controversies or claims arising out of or in connection with this Agreement. Except to the extent expressly provided otherwise herein, any dispute between the Parties will be promptly presented to the [***] (the “Senior Representatives”), or their respective designees, for resolution. Such Senior Representatives, or their respective designees, will meet in-person or by teleconference as soon as reasonably possible thereafter, and use their good faith efforts to mutually agree upon the resolution of the dispute, controversy or claim. If the Senior Representatives cannot resolve any such dispute within [***] after presentation to the Senior Representatives for resolution, then, except as stated otherwise in this Agreement, either Party may refer such dispute to binding arbitration in accordance with Section 13.1(b). For clarification, any dispute relating to the validity or scope of any Patent will not be subject to arbitration.
(b)
Arbitration. Except to the extent that this Agreement identifies a Party who will have final decision-making authority over the matter or otherwise specifies a different mechanism for dispute resolution, if the Parties fail to resolve a dispute through their Senior Representatives, then a Party may submit such dispute to final and binding arbitration conducted in accordance with the terms of this Section 13.1(b). The arbitration will be administered by the American Arbitration Association (AAA) and will be held in New York City, New York according to the AAA Commercial Arbitration Rules applicable at the time of commencement of the arbitration; provided, however, that the Federal Rules of Evidence will apply with regard to the admissibility of evidence in such hearing. The arbitrator will be a lawyer or retired judge knowledgeable and experienced in the pharmaceutical industry and the Applicable Law concerning the subject matter of the dispute. In any case, the arbitrator will not be an Affiliate, employee, consultant, officer, director or stockholder of either Party, or otherwise have any current or previous relationship with either Party or their respective Affiliates. All rulings of the arbitrator will be in writing and will be delivered to the Parties as soon as is reasonably possible. The arbitrator’s decision will include findings of fact and conclusions of law. The determination of the arbitrator as to the resolution of any dispute will be binding and conclusive on all Parties. Nothing contained herein will be construed to permit the arbitrator to award punitive, exemplary or any similar damages or damages waived by the Parties pursuant to Section 11.5. Each Party will bear its own attorneys’ fees, costs and disbursements arising out of the arbitration and will pay an equal share of the fees and costs of the arbitrator.
13.2.
Data Privacy. The Parties will as part of their contractual relationship and to perform their respective obligations under this Agreement share Personal Data about certain employees engaged by the Parties, as applicable, who are working to fulfil this Agreement (hereinafter “Employees”). Without otherwise limiting the Parties’ rights and obligations related to

Personal Data set out in this Agreement, each Party acknowledges and agrees that it will on behalf of the other Party provide its own Employees with information about the other Party’s collection and processing of the Employees’ Personal Data. Such information must comply with applicable data protection laws, including – to the extent applicable – Article 13 and 14 of Regulation (EU) 2016/679 of 27 April 2016 (the General Data Protection Regulation) (“GDPR”). The Parties will Process Personal Data under this Agreement as independent Controllers. For the avoidance of doubt, this Agreement does not establish or confirm a joint-controller or a Controller-Professor relationship between the Parties. To the extent applicable, the Parties will cooperate and assist each other with the fulfilment of their obligations under the GDPR. The Parties further agree that online consultations, teleconferences, and other meetings held during the course of the Agreement may not be recorded in any format without the explicit and voluntary consent of all participants. Capitalized terms in this section that are not defined elsewhere in the Agreement have the meaning given to them in the GDPR.
13.3.
Injunctive Relief; Court Actions. Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek from any court of competent jurisdiction, in addition to any other remedy it may have at law or in equity, injunctive or other equitable relief in the event of an actual or threatened breach of this Agreement by the other Party, prior to appointment of the arbitrator. In addition, either Party may bring an action in any court of competent jurisdiction to resolve a dispute pertaining to any antitrust, anti-monopoly or competition law or regulation, whether or not statutory or the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim will be subject to arbitration pursuant to Section 13.1(b).
13.4.
Governing Law; Jurisdiction. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to any rules of conflicts of laws. Notwithstanding the foregoing, any dispute relating to the scope, validity, enforceability or infringement of any Patents will be governed by and construed and enforced in accordance with the patent laws of the applicable jurisdiction.
13.5.
Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, without the other Party’s consent, to any of its Affiliates, to any purchaser of all or substantially all of its assets or all or substantially all of its assets to which this Agreement relates, or to any successor corporation resulting from any merger, consolidation, share exchange or similar transaction; and provided that a Party assigning this Agreement to its Affiliate shall be and remain responsible and liable for the performance and non-performance of such Affiliate hereunder. In addition, Iambic may assign or transfer its rights to receive payments under this Agreement, without Lundbeck’s consent, to a Third Party in connection with a payment factoring transaction.

13.6.
No Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in a writing signed by such Party’s authorized representative. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.
13.7.
Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties, and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement, or of such provision in any other jurisdiction. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid or otherwise unenforceable, (or, in the case of Section 4.1, illegal) the other Party shall have the right to terminate this Agreement upon [***] prior written notice to the asserting Party, unless such assertion is withdrawn and the effect of such assertion cured within such [***]. Any such termination in accordance with this Section 13.7 with respect to an assertion by Lundbeck shall be deemed termination pursuant to Section 12.2(a), and a termination with respect to an assertion by Iambic shall be deemed a termination for its breach under Section 12.2(b).
13.8.
Force Majeure. No Party will be held responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, “force majeure” means a cause beyond the reasonable control of a Party, which may include acts of God; acts, regulations or laws of any government; war; terrorism; civil commotion; fire, flood, earthquake, tornado, tsunami, explosion or storm; pandemic; epidemic; and failure of public utilities or common carriers. In such event, the Party so failing or delaying will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will be excused from such of its obligations under this Agreements as it is thereby disabled from performing for so long as it is so disabled. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure. If the performance of any obligation of a Party under this Agreement is delayed owing to such a force majeure for any continuous period of more than [***], the other Party shall have the right to terminate this Agreement.

13.9.
Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), e-mail transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Lundbeck, addressed to:

H. Lundbeck A/S

[***]

Attention: [***]

Email: [***]

with a copy to:

H. Lundbeck A/S

[***]

Attention: [***]

Email: [***]

If to Iambic, addressed to:

Iambic Therapeutics, Inc.

[***]

Attention: [***]

Email: [***]

with a copy to:

[***]

Attention: [***]

E-mail: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance with this Section 13.9. Any notice given hereunder will be deemed to have been given (a) when delivered, if delivered personally or by e-mail, unless delivery occurs on a weekend or federal holiday, in which case the date of delivery will be the next Business Day; (b) on the next Business Day after deposit, if sent by overnight express courier service; and (c) on the third Business Day after the date of mailing, if sent by certified mail.

13.10.
Export Clause. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

13.11.
Entire Agreement; Modifications. This Agreement (including the attached Exhibit) sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein, and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by an authorized representative of each Party.
13.12.
Relationship of the Parties. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor of the other. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party, and neither Party will represent that it has such authority.
13.13.
Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Appendix or Exhibit means a Section of, or Exhibit or Appendix to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “will” and “shall” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to a particular person or entity include such person’s or entity’s successors and assigns to the extent not prohibited by this Agreement, (g) unless otherwise specified, “$” is in reference to United States dollars, (h) the headings contained in this Agreement, in any exhibit or Appendix or Exhibit to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement, (i) the word “or” shall have the inclusive meaning of “and/or”, and (j) provisions in this Agreement specifying notice, consent or agreement will require that such notice, consent or agreement be in writing.
13.14.
Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Exhibit or Appendix hereto, the terms of this Agreement will apply.
13.15.
Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. Furthermore, the Parties agree that signatures may be exchanged by electronic means (e.g. using DocuSign or PDF-signature), and that signatures by electronic means shall have the same force and effect as handwritten signatures for the purposes of validity, enforceability and admissibility.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

Iambic Therapeutics, Inc.

By:	/s/ Thomas F. Miller III
Name:	Thomas F. Miller III
Title:	CEO

H. Lundbeck A/S

By:	/s/ Charl van Zyl
Name:	Charl van Zyl
Title:	Chief Executive Officer

By:	/s/ Johan Luthman
Name:	Johan Luthman
Title:	Executive Vice President, R&D

Signature Page to Collaboration and Option Agreement

Exhibit 3.2

Research Plan

[***]